 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

PARADISE MUSIC & ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12635	13-3906452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 East 42nd Street, New York, New York		10168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 888-565-3259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

See the disclosure set forth below under Item 2.01 - Completion of Acquisition or Disposition of Assets.

Item 2.01          Completion of Acquisition or Disposition of Assets.

On February 14, 2005, ETL Acquisition Corp. (“ETL”), a Delaware corporation and a wholly owned subsidiary of Paradise Music & Entertainment, Inc., completed the acquisition of all or substantially all of the assets and business of Environmental Testing Laboratories, Inc.  Environmental Testing Laboratories is a privately held company based in Farmingdale, New York, and engaged in the business of environmental testing (as further set forth in the Asset Purchase Agreement filed as Exhibit 2.1 to this Current Report and incorporated herein by reference).  ETL acquired assets consisting primarily of accounts receivables, machinery and laboratory equipment of Environmental Testing Laboratories valued at $1,915,463.  At closing ETL paid for these assets by assuming liabilities of $761,820 from Environmental Testing Laboratories and agreeing to assume additional liabilities of $1,153,643 from affiliate companies of Environmental Testing Laboratories.  The $761,820 assumed directly from Environmental Testing Laboratories consisted of approximately $530,000 of accounts payable, approximately $170,000 of tax obligations due to various taxing authorities, and approximately $63,000 in judgments entered against Environmental Testing Laboratories.  ETL is obligated to make payment on the accounts payable in the ordinary course of business and expects to negotiate a settlement agreement with the taxing authorities that will provide for a reasonable repayment plan.  The additional liabilities of $1,153,643 from affiliate companies of Environmental Testing Laboratories which ETL has agreed to assume will be determined by ETL in the future at its sole discretion; however, ETL has agreed to pay a minimum of $250,000 of this $1,153,643 within thirty days of the closing.

As additional consideration for the acquisition, Paradise Music issued 280,000 shares of its Series B Preferred Stock to Environmental Testing Laboratories.  The Series B Preferred Stock is convertible, at the option of the holder, into ten (10) shares of Paradise Music common stock at a price per share equal to the average price of the common stock in the public market during the 31 days of trading immediately prior to the date of conversion provided, however, in no event shall the conversion price for the Series B Preferred Stock be less than $.20 per share.  However, no Series B Preferred Stock shall be convertible until the average price of the common stock in the public market during the 31 trading days immediately prior to the date of conversion equals or exceeds $1.00.  The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends and shall not receive a liquidation preference.

In conjunction with the transaction described above, ETL entered into a promissory note whereby it borrowed $500,000 from Capstone Business Credit LLC (“Capstone”).  The promissory note was secured by substantially all of the assets of ETL.  The note shall bear interest at the rate of 24% per annum and is payable by ETL in 24 installments of $15,000 commencing on February 28, 2005 until February 28, 2007, at which time the remaining unpaid principal and interest shall be due and payable (as further set forth in the Promissory Note filed as Exhibit 10.1 to this Current Report and incorporated herein by reference).  In addition, in connection with the asset acquisition, ETL entered into a Discount Factoring Agreement with Capstone whereby Capstone agreed to advance ETL an amount equal to seventy-five (75%) percent of certain of its accounts receivable.  Capstone will remit payment to ETL upon its acceptance of the assignment of each account receivable (as further set forth in the Discount Factoring Agreement filed as Exhibit 10.2 to this Current Report and incorporated herein by reference).  Paradise Music and Kelly Hickel, the President and CEO of Paradise Music, have jointly and severally guaranteed the faithful and timely performance and satisfaction by ETL of its obligations under both the promissory note and the Discount Factoring Agreement, including without limitation the payment of all amounts when due under such agreements (as further set forth in the Guarantee filed as Exhibit 10.3 to this Current Report and incorporated herein by reference).

Item 2.03        Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure set forth above under Item 2.01. - Completion of Acquisition or Disposition of Assets.

Item 3.02          Unregistered Sales of Equity Securities.

See the disclosure set forth above under Item 2.01. - Completion of Acquisition or Disposition of Assets, particularly with respect to the issuance of 280,000 shares of Series B Preferred Stock by Paradise Music.

Item 9.01.         Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired .

As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this current report must be filed.

(b)        Pro Forma Financial Information .

As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report of Form 8-K not later than seventy one (71) calendar days after the date this current report must be filed.

(c)        Exhibits

2.1	Asset Purchase Agreement dated February 10, 2005, by and among Environmental Testing Laboratories, Inc. ETL Acquisition Corp., and Paradise Music & Entertainment, Inc.
10.1	Promissory Note dated February 10, 2005, between ETL Acquisition Corp. and Capstone Business Credit LLC.
10.2	Discount Factoring Agreement dated February 10, 2005, between ETL Acquisition Corp. and Capstone Business Credit LLC.
10.3	Guarantee agreement dated February 10, 2005, executed by Paradise Music & Entertainment, Inc. and Kelly Hickel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADISE MUSIC & ENTERTAINMENT, INC.

Date: February 18, 2005	By:	/s/ Kelly Hickel
Kelly Hickel, CEO and President

EXHIBIT INDEX

2.1	Asset Purchase Agreement dated February 10, 2005, by and among Environmental Testing Laboratories, Inc. ETL Acquisition Corp., and Paradise Music & Entertainment, Inc.
10.1	Promissory Note dated February 10, 2005, between ETL Acquisition Corp. and Capstone Business Credit LLC.
10.2	Discount Factoring Agreement dated February 10, 2005, between ETL Acquisition Corp. and Capstone Business Credit LLC.
10.3	Guarantee agreement dated February 10, 2005, executed by Paradise Music & Entertainment, Inc. and Kelly Hickel.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of the 10th day of February, 2005 (this “Agreement”), is entered into by and among ETL Acquisition Corp., a Delaware corporation (the “Purchaser”), Paradise Music & Entertainment, Inc., a Delaware corporation for purposes of Section 2(b) only (the “Purchaser Parent”), and Environmental Testing Laboratories, Inc., a New York corporation (“Seller”).

RECITALS

A.        The Seller is engaged in a business consisting primarily of environmental testing (the "Business").

B.         The Purchaser is desirous of purchasing and the Seller is desirous of selling the assets and operations of the Seller, all as herein provided and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, in consideration of the foregoing recitals and the mutual promises, covenants and representations herein contained, hereby agree as follows:

            1.         Purchase and Sale of Assets.

(a)        Purchased Assets.  Upon the terms and subject to the conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall acquire from Seller, all assets of Seller that are related to and used in the Business, other than the Excluded Assets (as defined below), as same are constituted on the date of the Closing (as defined below) (collectively, the “Purchased Assets”).  Without limiting the generality of the foregoing, the Purchased Assets include:

(i)         all inventory (if any);

(ii)        all machinery, equipment, computers, computer systems, software and related licenses, telephones, telephone systems, vehicles, furniture and furnishings, supplies and all other personal property, leasehold improvements and fixed assets, and all rights, warranties and claims pertaining thereto;

(iii)       all of Seller’s rights under or in respect of orders, contracts and agreements for the purchase or sale of goods, merchandise or services, and any other written agreements entered into with any customer or client of the Business in the ordinary course of the Business, together with the leases, employment agreements and other executory contracts set forth on Schedule 1(a)(iii) (the “Purchased Contracts”), including rights to any and all security deposits thereunder;

(iv)       all telephone listings and telephone numbers (to the extent of Seller’s rights therein) of the Business;

(v)        all trade accounts receivable;

(vi)       all deposits and prepaid expenses of the Business, including but not limited to any prepaid advertising and prepaid rents, but expressly excluding any rights to unearned insurance premiums;

(vii)      the rights of the Seller (if any) in the trademarks, service marks, copyrights, copyrightable materials, designs, trade dress and trade names of, containing or utilizing Environmental Testing Laboratories, Inc., and all rights to sue for infringement thereof or any variant thereof or otherwise to enforce the same, and all royalties which may be receivable in respect thereof;

(viii)      the rights of the Seller to the domain names, trademarks, service marks, copyrights, copyrightable materials, designs, trade dress and trade names of, containing or utilizing “Environmental Testing Laboratories” or “ETL”, and any other domain names for websites dedicated primarily to order generation for the Business, the internet website processing language and code to run such websites, software and licenses relating thereto, and all rights to sue for infringement thereof or any variant thereof or otherwise to enforce the same, and all royalties which may be receivable in respect thereof;

(ix)       original if available, or otherwise original copies of, all books, records, information and data pertaining to the Business  currently used or useful in connection with the Purchased Assets, including, but not limited to, all invoices, customer lists, data and records, personnel records, sales records, and all of the Seller’s books, files, records, documents, data, plans, proposals and all other recorded knowledge, whether in written, electronic, visual or other form, to the extent related to the Business, but excluding tax returns and personnel records pertaining to Seller’s former employees;

(x)        all licenses, permits, authorizations, certificates of occupancy, franchises and approvals of any nature issued by any governmental authority to Seller in respect of the Business, or otherwise obtained by Seller for the Business from any governmental authority, to the extent transferable under applicable law; and

(xi)       the Business as a going concern and all of the goodwill associated with the Business, and all other assets, properties, business and rights used in the conduct of the Business and not otherwise excluded from the Purchased Assets hereunder.

With respect to any Purchased Asset both (i) of a type not described in clauses (i) through (xi) above and (ii) not reflected on the Balance Sheet provided to Purchaser by Seller dated October 31, 2004, if such asset has specifically related liabilities, Purchaser at its option shall either (x) expressly accept such asset and assume the related liabilities or (y) reject such asset as a Purchased Asset, in which case it shall remain an asset of Seller, provided, that in no event shall Purchaser assume or be deemed to assume any liabilities hereunder unless it expressly accepts the asset.

(b)        Excluded Assets.  Anything to the contrary in Section 1(a) notwithstanding, the Purchased Assets shall not include the following assets of the Seller (the “Excluded Assets”): all the rights of the Seller under this Agreement and any agreement entered into pursuant hereto.

                        (c)        Sale Free and Clear of all Claims, Liens and Encumbrances.  The Purchased Assets shall be sold, transferred, conveyed and assigned to the Purchaser on the Closing Date, free and clear of all claims, liens, security interests, and encumbrances, except the Purchaser hereby acknowledges that Citibank, or its assignee, has a lien and/or security interest on the assets of Seller set forth on Schedule 1(c).  The Purchaser does not assume, accept or undertake any obligations, duties, debts or liabilities of Seller of any kind whatsoever pursuant to this Agreement or otherwise, except for the Assumed Liabilities as set forth in Section 2(a) below.  Except for Assumed Liabilities, the Purchaser shall not assume or become liable for (and hereby expressly disclaims any undertaking in respect of) the payment or performance of any other liabilities of the Seller (or any predecessor of the Seller), whether in connection with the Business or otherwise, of whatever nature, whether known or unknown, contingent or otherwise, including but not limited to any indebtedness for money borrowed, any accounts payable, any accrued expenses, any income taxes or franchise taxes, any litigation arising out of the operations of the Seller prior to the Closing Date (other than actions based on the Purchaser’s failure to pay or perform any of the Assumed Liabilities), and/or any liabilities relating to recapture of any depreciation deduction or investment tax credit of the Seller.

            2.)        Purchase Price and Payment.

(a)        In consideration for the Purchased Assets, at the Closing, the Purchaser shall pay to the Seller an amount (the "Purchase Price") equal to $1,915,463 which shall be paid by Purchaser at Closing by the assumption by Purchaser of the obligations of Seller in an amount equal to the Purchase Price, as more specifically set forth on Schedule 2(a) attached hereto (collectively the “Assumed Liabilities”).  Purchaser shall assume, and shall thereafter timely pay and perform all obligations arising out of the Assumed Liabilities.

(b)        As additional consideration for the Purchased Assets, the Purchaser Parent agrees to issue 280,000 shares of its Series B Preferred Stock to Seller at the Closing.

(c)        Following the Closing, the Purchaser will prepare (and the Seller may review) Form 8594 and any other notice or filing required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended. The parties hereto agree to execute and file the Form 8594 prepared by the Purchaser (as reviewed and reasonably approved by the Seller) and such other forms, notices and filings as required by applicable laws.

            3.         Closing.

The closing of this Agreement (the "Closing") shall take place at a place mutually determined by Seller and Purchaser at 10:00 A.M. local time, on the date hereof or at such other date or time as Purchaser and Seller may agree upon (the date of Closing being hereinafter referred to as the "Closing Date").

4.         Representations and Warranties of Seller.

As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants as follows:

(a)        Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Seller has the power and the authority and all licenses and permits required by governmental authorities to own and operate its properties and carry on its business as now being conducted. The Seller does not have any subsidiaries and does not own beneficially or of record any equity interest in any corporation, partnership or other business organization or entity.

(b)        Seller has the corporate power and authority to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby.

(c)        The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Seller and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Seller or any law, order or regulation to which Seller is a party or by which Seller is bound.

(d)        This Agreement, and all other instruments delivered by Seller in connection herewith, have been duly executed and delivered by the Seller and are legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms.

(e)        Except as otherwise set forth in this Agreement, and except for the tax lien(s) existing as of the date of Closing, the Seller is the owner of and has good, valid and marketable title to the Purchased Assets free and clear of all Liens. The Purchased Assets to be sold and conveyed to Purchaser hereunder constitute all of the assets used in, related to or required by Seller in the normal operation and conduct of its Business. The fixed assets included in the Purchased Assets are in good repair and operating condition.

(f)        Seller does not have knowledge of any order, writ, injunction or decree that has been issued by, or requested of, any court or governmental agency which is against, or binding on Seller which may affect, limit or control the Purchased Assets or Purchaser's use thereof.

(g)        Seller has obtained all required approvals or authorizations of this Agreement and any other agreements to be entered into in connection with the transactions contemplated hereby which are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated hereby binding upon Seller.

(h)        Seller's relationships with its customers are in all material respects good, and Seller is not aware of any facts or circumstances which might alter, negate, impair or in any way adversely affect the continuity of any such customer relationships.

(i)         Except as set forth on Schedule 2(a), there are no liens for any federal, state, county or local franchise, income, excise, property, business, sales, commercial rent, employment or other taxes upon the Purchased Assets. Seller has timely filed all federal, state, county and local franchise, income, excise, property, business, sales, commercial rent and employment and other tax returns which are required to be filed through the Closing Date, and has paid, or will pay, all taxes which are due and payable on or before the Closing Date.

(j)         Schedule 4(k) contains a complete and accurate list of all personnel utilized in Seller's business, including full and part-time persons, in-house and outside personnel, and employees and independent contractors. Purchaser will not be liable for any obligations to the foregoing persons arising prior to, or after, the Closing, including, but not limited to, obligations for severance pay or other fringe benefits for such persons.

(k)        The Seller has furnished to Purchaser a balance sheet of the Seller as at October 31, 2004 (the "Balance Sheet Date"), (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles heretofore adopted by, and applied consistently with the past practices of, the Seller and fairly present the financial position, results of operations and cash flows of the Seller as at, or for the period ended on, such date. Since the Balance Sheet Date, (a) Seller has conducted its business in a consistent manner in the regular and ordinary course, (b) there has not been any material adverse change in the business, operations or financial condition of Seller, (c) there has not been any damage, destruction or loss affecting the Business and (d) Seller has not taken any of the actions listed in Section 6(d).

(l)         Each of the Purchased Contracts is a valid and subsisting contract of all of the parties thereto in full force and effect without modification. Seller has performed all obligations required to be performed by it and is not in default under any agreement, instrument or other document to which it is a party or to which it is subject or by which it is bound, and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder. No other party is in default under any such agreement, instrument or other document.

(m)       Seller has complied and is in compliance with all laws, orders and regulations of any governmental authority applicable to Seller, its Business, assets or property or its operations, including, without limitation, laws relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substances control, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes.

(n)        Seller does not know of any facts or circumstances not disclosed to Purchaser which indicate that the Purchased Assets or the future operations, profits or business of Seller may be adversely affected or which otherwise should be disclosed to Purchaser in order to make any of the representations or warranties made herein on the part of the Seller not misleading. No representation or warranty by Seller contained in this Agreement, and no statement contained in any Schedule, Exhibit, certificate or other instrument furnished to Purchaser under or in connection with this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(o)        The representations and warranties of Seller contained in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

5.         Representations and Warranties of Purchaser.

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants as follows:

(a)        Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the power and the authority and all licenses and permits required by governmental authorities to own and operate its properties and carry on its business as now being conducted.

(b)        The Purchaser has the corporate power and authority to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby.

(c)        The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection therewith have been duly authorized by the Board of Directors of the Purchaser and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Purchaser or any agreement, instrument, law or regulation to which the Purchaser is a party or by which Purchaser is bound.

(d)        No approval or authorization of this Agreement or any other agreement to be entered into in connection with the transactions contemplated by this Agreement is required by law or otherwise in order to make this Agreement or any other agreements entered into in connection herewith binding upon the Purchaser. Upon the execution and delivery of this Agreement and any other agreement in connection therewith, this Agreement, and such agreements will constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

6.         Conditions to the Obligations of the Seller.

The obligations of the Seller hereunder are, at the option of the Seller, subject to the following conditions:

(a)        The representations and warranties of Purchaser contained herein shall be true and correct on the date when made and at and as of the Closing Date as if then made, and Purchaser shall have performed and complied with all agreements, covenants and conditions required hereunder to be performed or complied with by it prior to or at the Closing.

(b)        There shall not be any order, injunction or decree of any court having jurisdiction to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby, and there shall not be any litigation or proceeding by any commission, agency or department of the federal or any foreign, state or local government to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby.

(c)        All governmental approvals required for the consummation of this Agreement shall have been obtained.

(d)        Seller shall have received 280,000 shares the Purchaser Parent’s Series B Preferred Stock.

(e)        Seller shall have received a Secretary’s Certificate of Purchaser, in form and substance reasonably satisfactory to Seller, duly executed by Purchaser’s secretary, attaching certificate of incorporation, resolutions approving the transactions contemplated by this Agreement.

7.         Conditions to the Obligations of the Purchaser.

The obligations of Purchaser hereunder are, at the option of Purchaser, subject to the following conditions:

(a)        The representations and warranties of the Seller contained herein shall be true and correct on the date when made and at and as of the Closing Date as if then made and the Seller shall have performed and complied with all agreements, covenants and conditions required hereunder to be performed or complied with by them prior to or at the Closing.

(b)        Purchaser shall have received certified copies of the resolutions of the Board of Directors and shareholders of the Seller authorizing and approving this Agreement and the transactions contemplated hereby.

(c)        Seller shall not have any notice of or reason to know of any order, injunction or decree of any court having jurisdiction to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby, nor of any litigation or proceeding by any commission, agency or department of the federal or any foreign, state or local government to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby.

(d)        All governmental approvals required for the consummation of this Agreement and the other transactions contemplated hereby shall have been obtained and all consents and approvals of any other persons required for the consummation of this Agreement and the other transactions contemplated hereby, the withholding of which would have a material adverse effect on the financial condition or business of the Seller, shall have been obtained.

(e)        Seller shall have obtained and delivered to Purchaser copies of all consents, approvals, authorizations, waivers, permits, grants, franchise, licenses, exemptions or orders of any registration, certificate, qualification, declaration or filing with, or any notice to any person or entity, including, without limitation, any governmental authority.

(f)        All books and records of the Seller pertaining to the Business, currently used or useful in connection with in connection with the Purchased Assets.

(g)        Purchaser shall have received a Secretary’s Certificate of Seller, in form and substance reasonably satisfactory to Purchaser, duly executed by Seller’s secretary.

8.         Termination of the Agreement.

This Agreement may be terminated at any time prior to the Closing:

(a)        by mutual consent of the Seller and the Purchaser;

(b)        by the Seller if any of the conditions specified in Section 7 hereof has not been met in all material respects or waived by the Seller; or

(c)        by Purchaser if any of the conditions specified in Section 8 hereof has not been met in all material respects or waived by Purchaser.

9.         Closing Documents.

(a)        Seller agrees to deliver to Purchaser on the Closing Date appropriate assignments and bills of sale with respect to the Purchased Assets being sold hereunder, together with the documents required to be delivered by Seller pursuant to Section 8 hereof.

(b)        Purchaser agrees to deliver to Seller on the Closing Date appropriate assignment and assumption agreements with respect to the Assumed Liabilities, together with the documents required to be delivered by Purchaser pursuant to Section 7 hereof.

10.       Costs.

Each party covenants and agrees that it shall be responsible for and bear its respective costs and expenses in connection with, or arising out of, the negotiation or consummation of this Agreement and the transactions contemplated hereby. Seller shall be responsible for any sales, use or transfer taxes applicable to the transactions provided for herein.

11.       Miscellaneous Provisions.

(a)        Notices.  All notices, requests, demands or other communications which may be or are required or permitted to be served or given hereunder (in this Section collectively called “Notices”) shall be in writing and shall be hand delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, or via facsimile, to the parties hereto at the address or facsimile number listed below (provided that, for a facsimile, a copy is also sent promptly by U.S. mail, certified mail or overnight delivery service):

If to Purchaser:	ETL Acquisition Corp.
122 E.42nd Street
New York, NY 10168
Attention: Kelly Hickel
Telephone: (720) 329-8489
Facsimile: (720) 554-7720

with a copy to:	Bondy & Schloss LLP
60 E. 42nd Street, 37th Floor
New York, NY 10165
Attention: Jeffrey A. Rinde, Esq.
Facsimile: (212) 972-1677

If to Seller:	Environmental Testing Laboratories, Inc.
208 Route 107
Farmingdale, New York 11735
Attention: Stephen T. Tyree
Telephone: (631) 249-3150
Facsimile: (631) 249-3158

with a copy to:	Farrell Fritz, P.C.
290 Broad Hollow Road
Melville, NY 11747-4805
Attention: Robert C. Creighton
Telephone: (631) 547-8400
Facsimile: (631) 547-0501

            Either party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given on the date delivered.

(b)        No Modification.  This Agreement may not be modified, altered or rescinded, or any rights hereunder waived, except by written agreement signed by the parties hereto, or signed by the party charged with the waiver in the case of a waiver.

(c)        Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  There are no third party beneficiaries to this Agreement.

(d)        Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Seller or the Purchaser may, upon notice to the other party, assign its rights (but if so must also delegate its duties) to any of their affiliates or to any successor in interest, provided that no assignment shall relieve the assigning party of liability for its obligations hereunder.

(e)        Broker Fees; Expenses.  Each party shall be responsible for any commissions, fees or other amounts payable to a broker, finder, agent or other person or entity engaged by  such party which are due and payable as a result of this Agreement and/or the transactions contemplated hereby.  Each party shall further be responsible for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(f)        Survival.  Time is of the essence for all provisions hereof.  All representations, warranties and covenants shall survive Closing hereunder.

(g)        Further Assurances.  At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

(h)        Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would cause any other state’s laws to apply.

(i)         Headings and Captions.  The captions set forth in this Agreement are solely for the convenience of the parties hereto and shall not control or affect the meaning or construction of this Agreement.

(j)         Severability.  If any term or provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, in whole or in part, the rest and remainder of such provision and this Agreement shall be and remain enforceable to the fullest extent permitted by law.

(k)        Confidentiality; Publicity.  Except as may be required by law, rule or regulation or as otherwise permitted or expressly contemplated herein, neither  party nor its agents or representatives shall disclose to any third party the terms of, or negotiations relating to, this Agreement without the prior written consent of the other.

(l)         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

(m)       Entire Agreement.  This Agreement, along with the Schedules and Exhibits hereto, sets forth all of the terms, agreements and representations among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have caused this Asset Purchase Agreement to be executed the day and year first above written.

SELLER:

ENVIRONMENTAL TESTING LABORATORIES, INC
By:	/s/ Stephen Tyree
Name:	Stephen Tyree

PURCHASER:

ETL ACQUISITION CORP.
By:	/s/ Kelly T. Hickel
Name:	Kelly T. Hickel

PURCHASER PARENT:

PARADISE MUSIC & ENTERTAINMENT, INC.
(for purposes of Section 2(b) only)
By:	/s/ Kelly T. Hickel
Name:	Kelly T. Hickel

LIST OF SCHEDULES AND EXHIBITS

Schedule 1(a)(iii)           Purchased Contracts

Schedule 1(b)                Excluded Contracts

Schedule 1(c)                Assets covered by Citibank lien

Schedule 2(a)                Assumed Liabilities

Schedule 4(k)                Employees

Schedule 1(a)(iii)

Purchase orders entered into in the ordinary course of business

Schedule 1(b)

None

Schedule 1(c)

All personal property assets comprising the Purchased Assets are subject to liens of Citibank, N.A

Schedule 2(a)

Schedule 4(k)

[To Come]

PROMISSORY NOTE

NOTICE: CONTAINS A WAIVER OF TRIAL BY JURY

$500,000.00	Date: February 10, 2005

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay to the order of Capstone Business Credit LLC (“Payee”), at its office at 515 Madison Avenue, New York, NY 10022, the principal amount set forth above, plus interest, payable as set forth below.

Principal shall be due and payable in 24 installments of $15,000 commencing on March 11, 2005 and continuing monthly thereafter, with a final payment of all remaining principal and interest in the amount of $348,000 payable on February 11, 2007.

Interest hereunder shall accrue and be payable with each installment of principal until the entire principal sum hereof and all interest accrued hereunder are paid in full, and shall be computed (on the basis of a 360-day year and actual days elapsed) on the outstanding principal balance owing hereunder at the rate of 24 percent per annum (the “Interest Rate”).

As collateral securing Maker’s obligations hereunder, Maker grants to Payee a security interest in the collateral described in that certain Discount Factoring Agreement between Maker and Payee dated as of the date hereof (the “Factoring Agreement”).

Each payment received hereunder shall, at the Payee’s option, be applied first to interest and all sums due hereunder other than principal, with the remainder, if any, to principal.

At the option of the Payee, any sums due hereunder not paid when due may (but need not) be debited by Payee to Maker’s account with Payee under the Factoring Agreement.

Anything in this Note to the contrary notwithstanding, automatically upon the occurrence of an Event of Default (as defined below) whether before or after any judgment hereon, the outstanding principal balance hereunder and all interest not paid when due shall accrue interest at a rate equal to the Interest Rate plus 1%.

Maker shall pay to Lender a facility fee of $12,500 upon execution of this Note.

This Note may be prepaid in full at any time without penalty.

Upon the happening of any of the following (each an “Event of Default”), the whole of the principal sum then remaining unpaid and all unpaid interest accrued hereunder shall, at the option of the holder hereof, become immediately due and payable without demand or notice:

1.         Default in the performance of any obligations due under this Note.

2.         Default by Maker in the performance of any other agreement now or hereafter in effect between Maker and Payee or Maker and Capstone Capital Group I LLC.

In the event that either party finds it necessary to retain counsel in connection with the interpretation, defense, or enforcement of this Note, the prevailing party shall recover its reasonable attorney’s fees and expenses from the unsuccessful party.  It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

Maker waives demand, presentment, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note to demand a trial by jury in any court in any litigation related hereto.

This Note shall be governed by and construed in accordance with the laws of the State of New York (the “Chosen State”).

Maker waives any requirement that Payee inform maker by affirmative act or otherwise of any acceleration of Maker’s obligations hereunder.  Further, Payee’s failure to charge or accrue interest or fees at any default rate shall not be deemed a waiver of its claim thereto.

Any suit, action or proceeding arising hereunder shall, if Payee so elects, be instituted in or transferred to the United States District Court for the Southern District of New York or any court of the Chosen State located within New York, New York (the “Acceptable Forums”).  The Acceptable Forums are convenient to Maker and Payee, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Chosen State or otherwise in those courts in any such suit, action or proceeding.  Should such proceeding be initiated in any other forum, Maker waives any right to oppose Payee’s motion or application to transfer the action or proceeding to an Acceptable Forum.

IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, MAKER AND PAYEE WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING HEREUNDER OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO OR ANY OTHER `INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ETL ACQUISITION CORP

/s/ Kelly T. Hickel
By:	Kelly T. Hickel
Title:	President

DISCOUNT FACTORING AGREEMENT

BETWEEN

CAPSTONE BUSINESS CREDIT LLC,

AS THE FACTOR

AND

ETL ACQUISITION CORP.,

AS THE COMPANY

FACTORING AGREEMENT

THIS FACTORING AGREEMENT (this “Agreement”), made and executed this 10th day of February 2005, by and between ETL ACQUISITION CORP. (the  “Company”); and CAPSTONE BUSINESS CREDIT LLC (the “Factor”).

1.                 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

“Accounts” shall have the meaning ascribed to such term in the Code.

“Anniversary Date” means the last day of the twenty-fourth (24th) month following the date of this Agreement and the same day in each year thereafter.

“Chattel Paper” shall have the meaning ascribed to such term in the Code.

“Clearance Days” means three business days.

“Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Collateral” shall have the meaning set forth in Section 8 of this Agreement.

“Company Risk Factored Account” shall have the meaning set forth in Section 3 of this Agreement.

“Customer” means the purchaser of goods or services from Company and who is obligated on an Account, Instrument, Document, Chattel Paper or General Intangible initially owing to such Company.

“Documents” shall have the meaning ascribed to such term in the Code.

“Event of Default” shall have the meaning set forth in Section 17.1 of this Agreement.

“Factor Risk Factored Account” shall have the meaning set forth in Section 3 of this Agreement.

“Factored Accounts” means all Accounts, Instruments, Documents, Chattel Paper and General Intangibles which are (a) initially owing to Company by a Customer, and (b) subsequently purchased by Factor from Company pursuant to this Agreement.  Factored Accounts shall include all returned or repossessed goods arising out of or relating to the sale or other disposition of goods giving rise thereto, all proceeds thereof and the merchandise represented thereby, and all invoices and other records evidencing or pertaining to the Factored Accounts.

“Factoring Agreement” means an agreement between Company providing for the purchase by Factor from Company of Accounts owing to Company by its Customers.

“Funds Employed” means gross Factored Accounts outstanding on Factor’s books less any balance outstanding in the Reserve Account to the credit of Company.

“General Intangibles” shall have the meaning ascribed to such term in the Code.

“Instruments” shall have the meaning ascribed to such term in the Code.

“Misdirected Payment Fee” shall be fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser on the next business day following the date of receipt by Seller.

“Missing Notation Fee” shall be 15% of the Face Amount.

“Obligations” means all obligations, liabilities and indebtedness of Company to Factor, now existing or hereafter incurred, direct or indirect, absolute or contingent, whether created under this Agreement, any supplement hereto or any other agreement between Company and Factor or otherwise, including without limitation, obligations owed by Company to others which Factor obtains by assignment.

“Person” means an individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Purchase Price” shall have the meaning set forth in Section 4 of this Agreement.

“Reserve Account” shall have the meaning set forth in Section 5 of this Agreement.

2.                 Appointment.  Company appoints Factor as its sole factor with respect to all sales of its merchandise or rendition of services to customers and hereby offers to sell and assign only to Factor, as absolute owner, all Accounts Receivables arising out of such sales or services, including all such sales or services arising under any trade names or through any division or selling agent. “Accounts Receivable” shall mean and include accounts, contract rights, instruments, documents, chattel paper, general intangibles, returned or repossessed goods arising out of or relating to the sale or other disposition of goods at any time or from time to time, all proceeds thereof and merchandise represented thereby.  The assignment of Accounts Receivable to Factor shall vest in Factor all of Company's rights, securities, guaranties and liens with respect to each Account Receivable, including all rights of stoppage in transit, replevin, reclamation, and all claims of lien filed by Company or held by Company on personal property, and all rights and interest in the merchandise sold, and all of Company's defenses and rights of offset with respect to any payments received by Factor on Accounts Receivable, but Factor shall not be obligated to, and shall not be liable for, exercising or refusing to exercise any rights granted to Factor hereby.

3.                 Purchase of Accounts Receivable.  Factor agrees to purchase from Company at the office of Factor all Accounts Receivable first approved by Factor in writing as to credit risk and terms of sale (each such approved Account Receivable being herein called a “Factor Risk Account Receivable”).  All orders from customers including the amount and terms of each proposed sale or service to such customers shall be submitted in advance of purchase or rendition of service to Factor for prior written approval, which may be granted or withheld at Factor’s sole discretion.  Factor’s approval is subject to withdrawal either orally or in writing at any time prior to delivery of merchandise or rendition of services, and shall be deemed no longer effective in any event if Company’s delivery of merchandise or rendition of services is made more than thirty (30) days beyond the date specified for such delivery or rendition in the terms of sales submitted to Factor for its approval, or more than thirty (30) days from the date of Factor’s approval if no delivery or rendition date has been specified.  Submission of orders for Factor’s prior written approval shall not be required with regard to a sale made by Company in compliance with any customer credit line which may from time to time be issued to Company by Factor in its sole discretion, provided that shipments are made prior to the expiration date of the credit line approval.  Any customer credit line issued by Factor may be amended or withdrawn by Factor in whole or in part at any time and for any reason without advance notice.  The amount of all Accounts Receivable of each customer as to which Factor shall have approved a customer credit line shall, in the order in which they have arisen, be treated as Factor Risk Accounts Receivable up to the limit of the customer credit line in effect from time to time.  Upon the receipt of any payment in collected funds from or issuance of credit to a customer with respect to a Factor Risk Account Receivable, the Accounts Receivable of such customer in excess of the customer credit line shall, to the extent of such payment or credit and in the order in which they have arisen, be treated as Factor Risk Accounts Receivable, unless prior to such payment or credit Factor shall have withdrawn the credit line approval.  Factor’s withholding or withdrawing of a customer order approval or credit line approval shall at all times be in Factor’s sole discretion, and Factor’s actions with regard thereto shall not render Factor liable to Company in any respect for damages or otherwise.  Subject to Company’s warranties and representation herein contained, Factor will assume the credit loss on each Factor Risk Account Receivable specifically assigned to Factor hereunder within twenty-one (21) days from the earlier of its invoice date or shipping date if the customer, after receiving and accepting delivery of goods or services, fails to pay in full such Factor Risk Account Receivable on its longest maturity solely because of its financial inability to pay.  If, however, such failure to pay is due in whole or in part to any other cause, Factor shall not be responsible and shall have full recourse to Company.  Factor at its option may purchase Accounts Receivable not approved as to credit risk or terms of sale (each such Account Receivable not approved by Factor being herein called a “Company Risk Account Receivable”), but each purchase of a Company Risk Account Receivable shall be with full recourse to Company and Company agrees to pay Factor on demand for each Company Risk Account Receivable.

4.                 Purchase Price.  The purchase price of each Account Receivable (the “Purchase Price”) is the gross amount of the Account Receivable, less any discounts made available or extended to the Customer (which shall be computed on the shortest terms where optional terms are given), returns and allowances of any nature, and Factor's commission multiplied by seventy-five percent (75%).  The Purchase Price shall be remitted to the Company upon acceptance by Factor of the assignment of the Accounts Receivables provided at that time Factor has received a Letter of Acceptance substantially in the form of Exhibit C annexed hereto or such other evidence acceptable to Factor, in its sole discretion, that the Customer has received and accepted the merchandise and that the Customer will assert no defenses, claims or offsets in excess of ten (10%) percent of the invoice amount. After purchase of an Account Receivable by Factor, a discount, credit, unidentifiable payment or allowance may be claimed solely by the customer, and if not so claimed, such discount, credit, payment or allowance shall be the property of Factor.

5.                 Company Reserve Account.  Factor shall establish on its books in Company's name a reserve account (the “Reserve Account”) which Factor shall credit with the gross amount of all Accounts Receivable purchased by Factor from Company and which Factor shall debit with all disbursements of funds made to Company or on its behalf, as well as all credits, discounts available to Company's customers, anticipations earned by Company's customers, factoring charges, interest, bank wire transfer fees and any other amounts chargeable to Company under this Agreement or any supplement hereto or any other agreement between Company and Factor.  Factor shall furnish Company with advices of all credits and debits to the Reserve Account.  Factor shall furnish Company with a monthly statement of its Reserve Account, and, unless exception is taken to this statement in writing mailed to Factor within thirty (30) days after receipt by Company, the monthly statement shall be deemed correct and conclusively binding upon Company.

6.                 Disbursement of Funds to Company.  On receipt of full payment from Customer for an Accounts Receivable Factor shall remit to Company the remaining balance due Company.  The remaining balance due shall be the difference between the amount of each Accounts Receivable less any discounts, returns, allowances, Factor’s commission and the Purchase Price.

7.                 Warranties and Representations.  Company warrants and represents that each Account Receivable sold and assigned to Factor hereunder:  (a) shall be genuine and valid and shall represent a completed delivery or performance in fulfillment in every respect of the terms, conditions and specifications of a bona fide, uncancelled and unexpired sale or service in the ordinary course of business to a customer which is not affiliated with Company in full compliance with the specifications of such customer;  (b) Company shall be at the time of delivery or performance the absolute owner of all merchandise and other property involved; (c) Company has not granted and, without Factor’s prior written consent, Company will not hereafter grant to any other person until all security interests granted hereunder have been terminated, a security interest in, or grant to any other person any right to purchase, the Factored Accounts; (d) is enforceable for the full amount thereof and will be subject to no dispute or claim by the customer in whole or in part as to price, terms, quality, quantity, delay in shipment, offsets, counterclaims, contra accounts or any other defense of any other kind and character, real or claimed; (e) will be subject to no discounts, deductions, allowances, offsets, counterclaims or other contra items or to no special terms of payment which are not shown on the face of the invoice thereof; (f) will not represent a delivery of merchandise upon “consignment,” “guaranteed sale,” “sale or return,” “payment on reorder” or similar terms; (g) is payable in United States Dollars and has been invoiced to the customer by an invoice that bears notice of the sale and assignment to Factor in compliance with the terms of this Agreement; and (h) will not represent a “pack, bill and hold” transaction unless Company furnishes Factor with a copy of the customer's purchase order and has obtained customer's agreement to grant Factor a security interest in the merchandise and to pay for the merchandise at the maturity date of the invoice irrespective of whether or not Company has received instructions to deliver the same; (i) Company agrees to notify Factor promptly of any change in the name, corporate structure, or business addresses or location of the Company; (j) All applicable state and federal laws have been complied with in conjunction with all of the Factoring Agreement, as well as all of the transactions arising pursuant to the Factoring Agreement.  Company acknowledges to Factor that the non-compliance with such laws constitutes a breach of this Agreement and would have an adverse impact on the value, enforceability and/or collectability of any Factored Account sold and assigned to Factor pursuant to this Agreement; (k) Company is duly incorporated and in good standing in its state of incorporation and those states in which Company conducts business and shall remain so for so long as this Agreement is in effect; (l) The Factoring Agreement, and the transaction entered into in connection therewith, does not and shall not contravene any applicable statute, law or regulation; and (m) the Factoring Agreement correctly sets forth all of the terms of the factoring relationship between Company and the Factor.  Company shall provide Factor with immediate notice of any breach of the Factoring Agreement.

8.                 Collateral, No Lien Termination Without Release, Liquidation Success Premium.

8.1             As security for all of the Obligations, Company grants Factor a continuing lien in, and security interest in the collateral described in Exhibit A being herein referred to as the “Collateral”).  Recourse to the Collateral or any other security shall not at any time be required and Company shall at all times remain liable for the repayment upon demand of all Obligations at any time owing by Company to Factor.  During the term of this Agreement, Company shall not sell or assign, negotiate, pledge or grant any security interest in any of the Collateral to anyone other than Factor, without Factor's prior written consent.

8.2             In recognition of Factor’s right to have all its attorney’s fees and other expenses incurred in connection with this Agreement secured by the accounts receivables and other collateral, notwithstanding payment in full of any deficiency by Company, Factor shall not be required to record any termination or satisfactions of any liens on the accounts receivables and collateral unless the Company has executed and delivered to Factor general releases in a form reasonably acceptable to Factor.  The Company understands that this provision constitutes a waiver of rights under Section 9-513(c) of the UCC.

8.3             If Company substantially cease operating as a going concern, and the proceeds of the collateral created after an event of default are in excess of the balance due at the time of default, Company shall pay to Factor a liquidation success premium of ten (10%) percent of the amount of such excess.

9.                 Invoicing.  All invoices for merchandise sold or services rendered to a customer shall be prepared by the Company and shall bear a notice that they have been assigned to, are owned by and are payable directly and only to Factor's Refactor in substantially the form shown on the notice of assignment attached hereto as Exhibit D attached hereto. Upon Factor's request, Company shall furnish Factor with copies of all invoices, accompanied by duly executed assignment schedules, original shipping or delivery receipts, and such other information or documents as Factor in its discretion may request from time to time. Company represents and warrants to Factor that it has given or will promptly give, or has caused or will promptly cause to be given, written notification to all Customers of Factor's purchase and ownership thereof.  In the event that such notification for any reason is not timely provided to a customer, Factor at its option shall have the right (but no obligation) to provide such notification to such customer, with the same effect as if such notice had been given directly by Company.  If Company fails for any reason to provide Factor with copies of such invoices (or the equivalent) or such proof of shipment or delivery when requested by Factor for any Factor Risk Account Receivable or fails to provide the Letter of Acceptance or other evidence concerning acceptance of merchandise by the customer as provided in Section 3, such Factor Risk Account Receivable shall automatically become a Company Risk Account Receivable.  Factor shall have no liability with respect such Company Risk Account and customer shall immediately reimburse Factor for the amount of any remittances made by Factor to Company thereon.  Each invoice shall bear the terms of sale and no change from the original terms of sale shall be made without Factor's prior written consent.  Factor reserves the right to mail original invoices to the customers at Company's expense; however, mailing, sending or delivery by Factor of a bill or invoice shall not be deemed to be any representation by Factor with respect thereto.

10.              Payment of Accounts Receivable.  All payments of Accounts Receivable and other payments on behalf of Company received by Factor shall be credited to Company's account.  No check, draft or other instrument received by Factor shall constitute final payment unless and until such check, draft or other instrument shall have been actually collected by Factor in immediately available funds. The amount of the Purchase Price of any Factor Risk Account Receivable which remains unpaid will be deemed collected and will be credited to Company's account as of the earlier of the following dates: (a) the date of the Account Receivables longest maturity if any proceeding or petition is instituted or filed by or against the customer for relief under any federal or state bankruptcy or insolvency law, code or act, or if a receiver or trustee is appointed for the customer; or (b) as of the last day of the fourth (4th) month following its longest maturity date if such Factor Risk Account Receivable remains unpaid as of such date without the happening of any of the events specified in the preceding clause (a). If any Factor Risk Account Receivable credited to Company's account is not paid for any reason other than the customer's financial inability to pay, Factor shall reverse the credit and charge Company's account accordingly and such Account Receivable shall then be deemed a Company Risk Account Receivable.

11.              Remittances.  Without limiting the obligations of Company under Section 9 hereof, all remittances received by Company with respect to all of its Accounts Receivable purchased by Factor shall be held in trust for Factor, and Company shall immediately deliver to Factor the identical checks, drafts, monies or other forms of payment received, and Factor shall have the right to endorse Company's name on any check, draft or other form of remittance received, where such endorsement is required to effect collection.  Company hereby appoints Factor or such person as Factor may name as its attorney-in-fact to execute all necessary documents in Company's name and do all things necessary to carry out this Agreement.  Company ratifies and approves all acts of the attorney and agrees that neither Factor nor the attorney shall be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law.  This power being coupled with an interest is irrevocable as long as Company is indebted to Factor in any manner.

12.              Customer Disputes and Claims.  Company agrees to notify Factor immediately of all returns and allowances and of all disputes with and claims made by customers and to adjust all such claims and disputes at its own expense, issuing credit memoranda promptly, but subject to Factor's approval.  It is Factor's practice to allow a reasonable time for the settlement of disputes between Company and Company's customers without waiving Factor's right at any time to adjust any claims and disputes on a Factor Risk Account Receivable directly with the customer and to charge back to the Reserve Account at any time the full amount of the Account Receivable involved.  Factor may at any time charge the Reserve Account the full amount of: (a) any customer deduction of not more than one hundred dollars; (b) any Factor Risk Account which is not paid in full when due for any reason (real or imaginary) other than the customer's financial inability to pay; (c) any Account for which there is a breach of any of Company's warranties or representations set forth herein; (d) any anticipation deducted by a customer on any Account; and (e) any Company Risk Account Receivable which is not paid in full when due. Any such charge back shall not be deemed to constitute a reassignment of the Account Receivable, and Factor shall retain a security interest therein as security for all Obligations owing to Factor.

13.              Collection of Accounts; Returned Goods.  As owner of the Accounts Receivable, Factor shall have the right to (a) bring suit, or otherwise enforce collection, of the Account Receivable in the name of Company or Factor, (b) modify the terms of payment, settle, compromise or release, in whole or in part, any amounts owing, on terms Factor may deem advisable, and (c) issue credits in the name of Company or Factor. Should any goods be returned or rejected by Company's customers or otherwise recovered by Company, Company shall segregate and hold such goods in trust for Factor, but at Company's sole risk and expense.  Company shall also promptly notify Factor and, at Factor's request, will deliver such goods to Factor, pay Factor the invoice price thereof, or sell such goods at Company's expense for the purpose of paying Company's obligations to Factor.  Once Company has granted or issued a discount, credit or allowance to a customer on any Account Receivable, Company shall have no further interest therein.  Any remittances received by Company on account of any of the Accounts Receivable shall be held by Company as trustee of an express trust for Factor's benefit, separate from its own property, and Company shall immediately deliver the same in kind properly endorsed to Factor. Factor may endorse Company's name on any check, instrument, draft or other document in payment of an Account Receivable. Any payments made to either Company or Factor from, or credits issued to, a customer shall be applied first to the Factor Risk Accounts Receivable owing by such customer, irrespective of instructions of the customer or the invoice dates of such Factor Risk Accounts Receivable or the manner in which payment is made, and Factor shall have recourse to Company to the extent any such payment is made directly to Company.

14.              Commissions.  Company agrees to pay Factor a commission of two percent (2%), in the form of a discount on the face amount of the Factored Risk Account Receivable.  In no event, however, shall the commission payable for each invoice be less than $7.00. All commissions shall be deducted from the remittance of the Purchase Price.  The foregoing commission is based upon a Company's maximum selling terms of no longer than Net thirty (N30) days.  On sales for which extended or additional terms are granted, the commission shall be increased by one percent (1%) for each fourteen (14) days, or portion thereof, by which the selling terms are extended. The minimum commissions payable by Company under this Agreement for the period from the date hereof through the Anniversary Date and thereafter for the period from each Anniversary Date to the next Anniversary Date shall be $240,000 (equivalent to the sale and purchase of Account Receivables in the amount of $12,000,000 during the period from each Anniversary Date to the next Anniversary Date). To the extent of any deficiency (after giving effect to commissions previously paid for such period), the difference between the minimum commissions payable and the amount of commissions already paid shall be chargeable to the Reserve Account as of the end of the Anniversary Date (or, if this Agreement is terminated for any reason before an Anniversary Date, as of the date of such termination).

15.              Discount to Company.  The Factoring Commission provided in Section 13 hereof has been calculated by analyzing the credit risk that Factor is assuming with respect to the Account Receivables assigned as well as the time that might elapse before Factor collects the proceeds of those Account Receivables. As an inducement to Company to assist Factor in obtaining a prompt payment of Account Receivables, Factor agrees to rebate to the Company the amounts set forth in Schedule B annexed hereto,

16.              Refactoring.  The Company acknowledges and agrees that the Factor may, from time to time, reassign and resell any Account Receivables and the Collateral to (i) CIT Commercial Services, Inc. or any of its successors in interest; (ii) any other factor; or (iii) such other business entity as Factor in its sole discretion may determine (any such entity collectively and severally referred to herein as the “Refactor”).  Pursuant to the terms and conditions of agreements entered into with such Refactor from time to time (the “Refactoring Agreements”), the Company hereby consents to any such resale, reassignment and hypothecation. Company agrees that all agreements, representations, warranties and covenants made by it hereunder shall be deemed to be made both to the Factor and the Refactor, jointly and severally as the context may require and that the term “Factor” as used throughout this Agreement shall in all instances be interpreted to mean “either the Factor or the Refactor or both of them.”  The Company agrees that the Refactor may exercise all of the Company’s rights and remedies hereunder whether or not such rights or remedies have been specifically granted herein to the Refactor. The Company covenants and agrees that the Refactor, its employees and its agents shall not be liable to it for any act, omission, breach or violation on its part or on the Factor’s part with respect to performance or non-performance of any of the terms and provisions of the Refactoring Agreements, and with respect to performance or non-performance of any of the terms and provisions of this Agreement, or any other agreement between the parties hereto and any indebtedness owing by the Factor to the Company of any kind or nature whatsoever, if any, and that the Company shall look solely to the Factor for enforcement of its rights under this Agreement and the Reassignment Agreements.

17.              Financial Statements and Information; Inspections.

17.1         Company shall furnish Factor with annual financial statements prepared by an independent accountant acceptable to Factor and also furnish on a timely basis interim financial statements and other financial information upon Factor's request.

17.2         Factor shall have the right at any time to access, review and copy, at Company's expense, all records and documents relating to any Collateral, and to access and utilize computer hardware and software and other data processing systems used by Company. Company shall maintain, and shall furnish to Factor on request, such other supporting documents and reports with respect to the Factored Accounts as Factor may reasonably request from time to time.  If any of Company's records or reports in respect of reporting any of the foregoing information are prepared by an accounting service or other agent, Company hereby irrevocably authorizes such service or agent to deliver such records, reports and related documents to Factor, and such accounting service or agent may rely upon a copy of this Agreement as evidencing such authorization without necessity of notice to or further consent by Company.

17.3         Company shall permit any representative of Factor to visit and inspect any of the properties of Company, to examine all books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of Company with its officers, employees, independent public accountants, creditors and depository institutions all at such reasonable times and as often as may be reasonably requested. Company agrees to do all things necessary or appropriate to permit Factor to fully exercise its rights under this Section 15.3.

18.              Financial Condition.  Company warrants that any financial statements delivered to Factor accurately and fairly state Company's financial condition; that there has been no material adverse change in Company's financial condition as reflected in the statements since the date thereof nor do the statements fail to disclose any fact or facts which might materially adversely affect Company's financial condition; and there is no litigation pending or threatened, which taken in the aggregate if adversely determined, can reasonably be expected to have a material adverse affect on Company's financial condition.

19.              Term of Agreement; Termination.

19.1         This Agreement shall take effect on the date of acceptance by Factor and shall remain in full force and effect until terminated: (a) by Company at any time upon the giving of not less than thirty (30) days prior written notice of termination to Factor or (b) by Factor at any time upon the giving of not less than thirty (30) days prior written notice of termination to Company, or, without notice if any of the following events (each, an “Event of Default”) shall occur: (i) Company shall default in the payment of any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); (ii) any representation or warranty made in this Agreement or any supplement hereto, or in any other document executed in connection herewith, or any instrument, certification or financial statement furnished in compliance with or in reference hereto or thereto, or in any other agreement between Company and Factor, shall prove incorrect or misleading in any material respect when made or furnished; (iii) Company shall fail or neglect to perform, keep or observe any covenant or agreement contained in this Agreement or any supplement hereto or any other agreement between Company and Factor;  (iv) Company or any guarantor of the Obligations shall file or have filed against it a petition, answer or consent seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official shall be appointed for Company or any guarantor of the Obligations or any substantial part of its or his property; (v) the occurrence of any event or condition which, alone or when taken together with all other events or conditions occurring or existing concurrently therewith, Factor determines (1) has or may be reasonably expected to have a material adverse effect upon Company's business, operations, properties, condition (financial or otherwise); (2) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other agreement between Company and Factor; (3) has or may be reasonably expected to have any material adverse effect upon any security for the Obligations, Factor's liens therein or the priority of such liens; or (4) materially impairs the ability of Company to perform its obligations under this Agreement or any other agreement between Company and Factor, or the ability of Factor to enforce and collect the Obligations or realize upon any of the security for the Obligations in accordance with the terms of this Agreement or any other agreement between Company and Factor or applicable law; (vi) Company fails, closes, suspends, or goes out of business; or (vii) there is a change (by death or otherwise) in Company's principal stockholders or owners.  In the event that this Agreement is terminated by Company prior to an Anniversary Date, Factor shall be entitled to the unpaid portion of the minimum factoring commissions which would have been payable to Factor pursuant to Section 13 of this Agreement through the next Anniversary Date.

19.2         Company shall indemnify Factor and hold Factor harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Factor (including reasonable attorneys fees and expenses) as the result of Company’s failure to observe, perform or discharge any of its obligations or duties hereunder or under any Factoring Agreement.  In addition, Company shall defend Factor against and save Factor harmless from the actions, demands or claims of any person with respect to any of the Factored Accounts or any of the other Collateral, except any such actions, demands or claims directly arising from Factor’s willful misconduct or gross negligence.

19.3         In the event that this Agreement is terminated by Company or by Factor as a result of an Event of Default prior to an Anniversary Date, Factor shall be entitled to the unpaid portion of the minimum factoring commissions which would have been payable to Factor pursuant to Section 14 of this Agreement through the next Anniversary Date.

20.              Effect of Termination.  Upon the effective date of termination, all Obligations of Company to Factor shall become immediately due and payable without further notice or demand irrespective of any maturity dates established prior thereto.  However, no such termination shall release or abrogate any security interest held by Factor in any collateral of Company until all of Company's Obligations to Factor, including commissions, interest and all costs, expenses and attorney fees as herein provided, are paid in full.  In the event that Factor shall cease to act as factor for Company, Company agrees to furnish Factor with indemnity satisfactory to Factor that will protect Factor against possible charges to Company under the terms of this Agreement and with a release satisfactory to Factor of all claims Company may have against Factor and until Company does so, Factor may hold any balance remaining to Company's credit in the Reserve Account as security for all Obligations of Company to Factor. Company shall pay Factor upon demand all costs and expenses, including reasonable attorney fees, incurred by Factor to obtain or enforce payment of any Obligations due from Company to Factor or in the prosecution or successful defense of any action or proceeding concerning any matter arising out of or related to this Agreement, the factoring of the Company's Accounts Receivable by Factor, or any Obligations owing by Company to Factor.

21.              Lien Perfection.  Company agrees to execute and deliver to Factor all financing statements provided for by the Uniform Commercial Code and all other documents or instruments which may be required by law or which Factor may request to perfect its first priority security interest hereunder and to cooperate with Factor in the filing, recording or renewal thereof, and to pay all filing and recording fees and expenses related thereto, and Company authorizes Factor and any person whom Factor designates as Company's attorney with power to sign Company's name thereon.  This power being coupled with an interest is irrevocable as long as Company is indebted to Factor in any manner. Company shall execute, acknowledge and/or deliver such other instruments as assurances as may reasonably be requested to effectuate the purposes of this Agreement. At Factor's option, this Agreement may be filed as a financing statement.

22.              Preferences.   Company shall indemnify and hold Factor harmless from any loss, damage or expense (including attorneys' fees) incurred by Factor as a result of a claim made at any time against Factor for the repayment or recovery of any amount received by Factor in payment of any Company Risk Account Receivable by the payor or legal representative thereof (including a trustee in bankruptcy or assignee for the benefit of creditors) on the grounds of preference under the provisions of the Bankruptcy Code or any other federal or state insolvency law.  If such claim is ever made against Factor, in addition to all of Factor's other rights under this Agreement, Company shall pay to Factor on demand the full net face amount of any such Company Risk Account Receivable, or if Factor so elects, Factor shall have the right to charge against the Reserve Account the full net face amount of any such Company Risk Account Receivable, but such charge back shall not be deemed a reassignment thereof.  The provisions of this Section 21 shall survive the termination of this Agreement and the payment in full of the Obligations.

23.              Notices.  Any notices, demands, consents, or other writings or communications permitted or required by this Agreement shall be given by facsimile transmitter, overnight air courier or certified mail, return receipt requested, addressed to the party to be notified as follows:

(a)        If to Factor:                   Capstone Business Credit LLC

515 Madison Avenue

New York, New York 10022

Facsimile No.: 212-755-6833

(b)        If to Company:              Environmental Testing Laboratories, Inc.

            208 Route 109

Farmingdale, NY 11735

Facsimile No. 631-249-1819

or to such other address as each party may designate for itself by notice given in accordance with this Section 22. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

24.              ACH Authorization.  In order to satisfy any of the Obligations, Factor is hereby authorized by Company to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Company wherever located.

25.              Miscellaneous.  This Agreement, together with any supplement hereto, contains the entire agreement between the parties, and cannot be modified, altered, changed or amended orally.  This Agreement is intended solely for the benefit of Factor and Company, and no other person or party (including any guarantor), is intended to be benefited hereby in any way. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.  Failure of Factor to exercise any rights granted to it hereunder upon any breach or default by Company shall not be deemed a waiver thereof in the event of further breaches or defaults.  The remedies of Factor hereunder shall be deemed to be cumulative and not exclusive.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns and shall become effective only from the date of Factor's written acceptance. This Agreement is made and accepted and shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to conflict of law principles, and Company irrevocably consents and submits to the jurisdiction of state courts of, and federal courts in, the State of New York, for the purpose of any suit, action or proceeding relating hereto.

26.              WAIVER OF JURY TRIAL.   TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FACTOR AND COMPANY HEREBY WAIVE, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY SUPPLEMENT HERETO OR ANY OF THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY CLAIM, DEFENSE, RIGHT OF SETOFF OR OTHER ACTION PERTAINING HERETO, OR TO ANY OF THE FOREGOING.

27.              Electronic Data Transmission. Factor may authorize Company to send to Factor or receive from Factor assignments, invoices, credit memoranda, credit approval requests, credit approvals, and other reports to be delivered to or transmitted by Factor under this Agreement by electronic means (each, an “Electronic Transmission”).  Any documents authorized by Factor to be sent by Electronic Transmission shall be deemed (a) to have been transmitted by a person duly authorized to do so, and (b) to have been received by the person for whom such documents were intended on the actual date of receipt of such documents, unless such day is not a business day, in which event such documents shall be deemed to have been received on the first business day following actual receipt. Each party may rely upon, and assume the authenticity of, any signatures contained in any documents Factor authorizes to be transmitted by Electronic Transmission, and such signatures shall have the same effect and weight as original signatures and shall be sufficient to satisfy the requirements of the Uniform Commercial Code or any applicable statute, rule of law, or rule of evidence.  Electronic Transmissions which are not readily capable of bearing either a signature or a reproduction of a signature (e.g., e-mail transmissions) shall be deemed signed, for purposes of the Uniform Commercial Code and all other rules of law and evidence, if they contain the name or an abbreviation of the name of the party sending the Electronic Transmission, it being agreed that such name or abbreviation serves as a symbol adopted by the sender with the intent to authenticate such writing. On the request of either party, the other party shall immediately confirm the receipt of any documents transmitted by Electronic Transmission. The sender of any documents transmitted by Electronic Transmission shall maintain backup paper documents for such documents until at least the third anniversary of the date of the termination of this Agreement and shall, on request of the receiving party, furnish such backup paper documents within two business days of the receipt of a request therefor.  Each party may rely upon documents authorized by Factor to be sent by Electronic Transmission to the same extent as if original documents had been personally delivered.

28.              Fees.  Company agrees to remit to Factor:

28.1         The fees set forth in Section 14 herein in the amounts and on the dates set forth therein and authorizes Factor to collect such fees on their respective due dates by charging Company's Reserve Account.

28.2         Any Misdirected Payment Fee immediately upon its accrual.

28.3         The Missing Notation Fee on any Invoice that is sent by Seller to an Account Debtor which does not contain the notice as required by Exhibit B hereof.

28.4         All past due amounts due from Company to Factor hereunder; and

28.5         The out-of-pocket expenses directly incurred by Factor in the administration of this Agreement such as wire transfer fees, postage and audit fees.  Company shall not be required to pay for more than four audits per twelve-month period.

29.              Special Covenants.  For so long as any of the Obligations are outstanding, Company covenants that, unless otherwise consented to by Factor in writing, it shall comply with the covenants set forth in Schedule A attached hereto.

30.              Clearance Days.  For all purposes under this Agreement, Clearance Days will be added to the date on which Factor receives any payment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

ETL ACQUISITION CORP

/s/ Kelly T. Hickel

		By:	Kelly T. Hickel
		Title:	President

Accepted by Factor:
CAPSTONE BUSINESS CREDIT LLC

/s/ Joseph Ingrassia
By:	Joseph Ingrassia
Title:	Managing Member

Exhibit A
to
Factoring Agreement

1.         Description of Collateral:

(a)        All inventory and goods, including without limitation, all inventory and goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process, finished goods, goods in transit, advertising, packaging and shipping materials, and all designs, creations, patterns, styles, samples and all other material and supplies (collectively, the “Inventory”);

(b)        All documents, including without limitation, documents of transport, payment and title relating to any of the foregoing and all such other documents as are made available to Borrower for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange;

(c)        All rights, claims, rights of offset, rights of return, actions and causes of action against any person, including without limitation, those arising out of the purchase by Borrower of any of its Inventory including, without limitation, the Supplier Orders, and all rights of stoppage in transit, replevin, reclamation and rights of any unpaid vendor or as a lienor;

(d)        All equipment, machinery, fixtures, trade fixtures, vehicles, furnishings, furniture supplies, materials, tools, machine tools, office equipment, appliances, apparatus, dies, jigs, and chattels; trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessories thereto;

(e)        All of Borrower’s now owned or hereafter acquired general intangibles, including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature;

(f)        All of Borrower’s now owned or hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and Borrower’s rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Borrower (“Receivables”), all proceeds thereof and all files in which Borrower has any interest whatsoever containing information identifying or pertaining to any of Borrower’s Receivables, together with all of Borrower’s rights to any merchandise which is represented thereby, and all Borrower’s right, title, security and guarantees with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor;

(g)        All of Borrower’s now owned and hereafter acquired investment property, including, without limitation, securities (whether certificated or uncertificated, securities entitlements, securities accounts, commodities accounts, and commodities contracts;

(h)        All representations, liens on real or personal property, leases and other agreements and property which in any way secures or relates to the foregoing, or are acquired for the purpose of securing and enforcing any item thereof;

(i)         (1) all cash held as collateral to the extent not otherwise constituting collateral, all other cash or property at any time on deposit with or held by lender for the account of borrower (whether for safekeeping, custody, pledge, transmission or otherwise), (2) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Borrower with Lender any other person including those to which any such cash may at any time and from time to time be credited, (3) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (4) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts;

(j)         All instruments, chattel paper, documents, and contract rights and other rights, irrespective of when acquired, including without limitation the Company Orders and Supplier Orders;

(k)        All proceeds, insurance proceeds, products and accessions of or to any and all of the foregoing, and all collateral and security for, and guarantees of, any and all of the foregoing, and all books and records relating to any and all of the foregoing (including without limitation, any and all microfilm, microfiche, computer programs and records, source materials, tapes and discs) and all equipment containing said books and records;

EXHIBIT B
TO
FACTORING AGREEMENT

“This invoice has been sold and assigned to CAPSTONE BUSINESS CREDIT LLC  (“Company”), and has been reassigned by Company to CIT Commercial Services, Inc., by whom it is now owned and to whom it is exclusively payable at the following address:

CIT Group/Commercial Service, Inc.
POST OFFICE BOX 1036
Charlotte, NC 28201-1036

Prompt notice must be given to CIT Group/Commercial Service, Inc., of any merchandise returns and any claims or disputes whether based on shortages, non-delivery, offsets or any other claim.

Exhibit C
Letter Of Acceptance
[Attached]

Capstone Business Credit LLC

515 Madison Ave., 21st Floor

New York, NY 10022

Tel: 212 755 3636

Fax: 212 755 6833

e-mail: crice@capstonetrade.com

Mr. John Doe

Controller

Sam’s Club, Inc.

Address

City, State, Zip

RE:

PO Number      PO Date    Invoice Number       Invoice Date     Terms       Invoice Amt.

Dear Mr. Doe,

We are a finance company and assignee for the above named entity, providing funding during a period of rapid growth and expansion.  Attached is a letter from that company authorizing all payments to be sent directly and solely to Capstone Business Credit LLC.

By signing at the bottom and returning this letter to us by fax, you will acknowledge to us both your understanding of the foregoing, and the correctness of the above invoice numbers pursuant to the terms immediately above your signature.

Sincerely,

Joseph F. Ingrassia

Managing Member

The undersigned acknowledges to Capstone Business Credit LLC that the above invoice amounts are correct and owing: that the work and/or merchandise has been completed and accepted and that there are not now nor will there be, any setoffs beyond 10% of the invoice amount(s); and that there will be no claims against the funds paid.  Neither Capstone nor its agents have made any representations except as herein set forth.  This estoppel is not subject to modification.  New York law shall apply hereto.

Authorized Signature	Title

Exhibit D
Assignment of Accounts Receivable
[Attached]

SCHEDULE A
TO FACTORING AGREEMENT

Special Covenants

1.         No Material Change or Change of Control. Absent prior written consent from Factor, Company shall not (a) make or permit any material change in the nature of its business as carried on as of the Effective Date, or (b) allow to occur a Change of Control.

“Change of Control” shall mean, on or after the Effective Date, that any change in the composition of Company's stockholders as of the Effective Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of the capital stock of Company, or that any person or entity (or group of persons or entities acting in concert) shall otherwise acquire, directly or indirectly, the power to elect a majority of the Board of Directors of Company or otherwise direct the management or affairs of Company by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

SCHEDULE B
TO FACTORING AGREEMENT
Commission and Rebate Schedule

Discount Factoring Agreement
Rebate Schedule

Time Period	Rebate Amount
Until Payment in	as a Percentage of
Full of the Invoice	25% of the face amount
of the invoice

1 to 30 Days	98%
31 to 44 Days	97%
45 to 58 Days	96%
59 to 72 Days	95%
73 to 86 Days	94%
87 to 100 Days	93%
101 to 114 Days	92%
115 to 128 Days	91%
129 to 142Days	90%
143 to 156 Days	89%
157 to 170 Days	88%
171 to 180Days	87%
180 days or more	0%

Anticipated Purchase Price:   75% of Net Invoice Value

GUARANTEE

1.                 The undersigned (each, a "Guarantor", and collectively, the “Guarantors”), jointly and severally, for good and valuable consideration and to induce Capstone Business Credit LLC, a Delaware limited liability company (the “Lender”) to (i) lend to ETL Acquisition Corp., a Delaware corporation (the “Borrower”) pursuant to a Promissory Note executed by the Borrower in favor of the Lender of even date herewith (the “Note”) and (ii) factor Borrower’s accounts receivable pursuant to a Discount Factoring Agreement between the Borrower and the Lender of even date herewith (which together with the Note and all other documents executed in connection therewith, as each such agreement may be amended from time to time, shall hereinafter be referred to as the “Loan Documents”), hereby (a) makes and affirms to the Lender each of the representations and warranties made by the Borrower in the Loan Documents, and (b) irrevocably and unconditionally guarantees to the Lender the faithful and timely performance and satisfaction of all of the obligations, covenants and conditions required to be performed or satisfied by the Borrower under the Loan Documents, including without limitation the payment of all amounts when due under such agreements.  If the Borrower fails at any time to promptly and fully perform or satisfy any of such obligations, covenants or conditions, Guarantors shall perform or satisfy the same as provided therein.  The Lender may at any time require Guarantors to perform or satisfy any such obligation, covenant or condition that the Borrower has not performed or satisfied by giving notice to such effect to Guarantors in any manner prescribed for the giving of notices to the Borrower under the Loan Documents, addressed to Guarantors at the address below.

The obligations of Guarantor hereunder are primary and direct, and are in addition to, and independent of, the obligations, covenants and conditions required to be performed or satisfied by the Borrower under the Loan Documents.  Guarantors hereby waive all rights that they might otherwise have to require the Lender to commence any proceeding against the Borrower or the Collateral (as defined in the Loan Documents) or to exhaust the Lender's remedies against the Borrower before seeking to enforce this Guarantee.

The validity of this Guarantee and the obligations of Guarantor hereunder shall in no manner be terminated, impaired or in any way modified or affected by reason of:

(a)             the enforcement by the Lender against the Borrower of any of the Lender's rights or remedies under the Loan Documents;

(b)             the granting to the Lender, under the Loan Documents or otherwise, of any collateral security for the performance or satisfaction of any of the Borrower's obligations, covenant or conditions under the Loan Documents, any action of the Lender to proceed against or realize upon such collateral security, or an impairment or release of any such collateral security;

(c)             commencement by or against the Borrower of any bankruptcy or other insolvency proceeding or any stay, discharge or other relief granted or issued thereunder;

(d)             any extension of time or other indulgence or forbearance by the Lender, or an amendment, modification, renewal or extension of any Loan Document or waiver of any of the obligations, covenants or conditions of the Borrower under any Loan Document; or

(e)             any other defense, set-off, counterclaim or discharge that might otherwise be available to the Borrower or any Guarantor.

2.                 Each Guarantor hereby represents and warrants to the Lender that:

(a)             Each Guarantor has full power and authority to make this Guarantee and to assume and perform its or his obligations hereunder.  This Guarantee has been duly executed and delivered by each Guarantor, and is a legally valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except to the extent such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and equitable principles limiting the availability of certain remedies.

(b)             Each Guarantor either (i) owns outstanding capital stock of the Borrower, or (ii) is an affiliate of the Borrower.

(c)             If it is a registered entity:

(i)               It is organized, validly existing, and in good standing under the laws of the jurisdiction of its formation;

(ii)              It has the power and authority and all governmental licenses, authorizations, consents, and approvals to execute, deliver, and perform its obligations hereunder;

(iii)            This Guarantee has been authorized by all necessary action by Guarantor, and does not and will not:

(1)             Contravene the terms of Guarantor’s organizational documents;

(2)             Conflict with or result in any breach or contravention of, any contractual obligation to which Guarantor is a party or any order, injunction, writ, or decree of any governmental authority to which Guarantor or Guarantor's properties are subject;

(3)             Violate any law, rule, or regulation of any governmental authority.

(d)             There are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of Guarantor, threatened or contemplated, at law, in equity, in arbitration, or before any governmental authority, against Guarantor or any of Guarantor's properties which purport to affect or pertain to this Guarantee or any of the transactions contemplated hereby or thereby.

3.                 If the Lender prevails in any action, suit or other proceeding against any Guarantor to enforce this Guarantee, Guarantors jointly and severally shall pay to the Lender and indemnify the Lender for the Lender's reasonable attorneys' fees and disbursements so incurred.  All rights of the Lender hereunder shall inure to the benefit of the Lender and its successors and assigns, and shall be binding upon Guarantors and their heirs, distributees, legal representatives, successors and assigns.  This Guarantee shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflicts of laws.  Guarantors hereby irrevocably consent and submit to the same provisions relating to arbitration and remedies, and the jurisdiction of the same courts, the same venue and the same manner of service of process, to which the Borrower consent to and submits in the Loan Documents.

[execution on next page]

IN WITNESS WHEREOF, the undersigned has duly executed this Guarantee on February 10, 2005.

PARADISE MUSIC & ENTERTAINMENT, INC.

By	/s/ Kelly T. Hickel
Name:	Kelly T. Hickel
Title:	President and CEO

/s/ Kelly T. Hickel
Kelly T. Hickel
Individually, as Guarantor

Address For Notices:

ETL Acquisition Corp.

208 Route 109

Farmingdale, NY 11735

Paradise Music & Entertainment, Inc.

d/b/a Paradise Industries

122 E. 42nd Street, Suite 2900

New York, NY 10168

Kelly T. Hickel

1002 Creek Court

Longmont, CO 80503